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                                                                   EX-99.B(d)(1)

                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the __ day of _________, 2004, by and between Westlakes Institutional Portfolios, a Delaware business trust (the "Trust"), and Constellation Investment Management, LP, a Pennsylvania limited partnership (the "Investment Manager or "CIMCO").

WHEREAS, the Trust is a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

WHEREAS, the Trust desires to retain the Investment Manager to render administration and investment management services with respect to the portfolios set forth in Schedule A attached hereto and such other portfolios as the Trust and the Investment Manager may agree upon (the "Portfolios"), and the Investment Manager is willing to render such services.

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. DUTIES OF INVESTMENT MANAGER. The Investment Manager shall furnish the Trust investment management and administrative services. The Trust employs the Investment Manager to manage the investment and reinvestment of the assets of the Trust, and to continuously review, supervise and (where appropriate) administer the investment program of the Trust, to determine in its discretion (where appropriate) the investments to be purchased or sold, to provide the Trust with records concerning the Investment Manager's activities which the Trust is required to maintain, and to render regular reports to the Trust's officers and Trustees concerning the Investment Manager's discharge of the foregoing responsibilities. The retention of a sub-adviser by the Investment Manager shall not relieve the Investment Manager of its responsibilities under this Agreement.

Administrative services provided by the Investment Manager shall include the services and compensation of such members of the Investment Manager's organization as shall be duly elected officers and or trustees of the Trust and such other personnel as shall be necessary to carry out its normal operations; fees of the independent Trustees, the custodian, the independent public accountant and legal counsel (but not legal and audit fees and other costs in contemplation of or arising out of litigation or administrative actions to which the Portfolios, its officers or Trustees are a party or incurred in anticipation of becoming a party); the cost of a transfer and dividend disbursing agent or similar in-house services; bookkeeping; accounting and all other clerical and administrative functions as may be reasonable and necessary to maintain the Trust's records and for it to operate as an open-end management investment company. The Investment Manager will provide the Trust with all physical facilities and personnel required to carry on the business of each class of each series of the Trust's shares that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may hire other service providers, including its affiliates, to perform these administrative services; provided, however, that the retention of such service providers shall not relieve the Investment Manager of its responsibilities under this Agreement.

Exclusive of the management fee, the Trust shall bear the cost of any interest, taxes, dues, fees and other charges of governments and their agencies including the costs of qualifying the Trust's shares for sale in any jurisdiction, brokerage commissions, or any other expenses incurred by it which are not assumed herein by the Investment Manager.

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All property, equipment and information used by the Investment Manager in the management and administration of the Trust shall belong to the Investment Manager. Should the management and administrative relationship between the Trust and the Investment Manager terminate, the Trust shall be entitled to, and the Investment Manager shall provide the Trust, a copy of all information and records in the Investment Manager's file necessary for the Trust to continue its functions, which shall include computer systems and programs in use as of the date of such termination; but nothing herein shall prohibit thereafter the use of such information, systems or programs by the Investment Manager, so long as such does not unfairly interfere with the continued operation of the Trust.

The Investment Manager shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations of the Trust set forth in its Prospectus and Statement of Additional Information, as amended from time to time, and applicable laws and regulations.

2. PORTFOLIO TRANSACTIONS. The Investment Manager is authorized to select the brokers or dealers that will execute the purchases and sales of the Trust's investments and is directed to use its best efforts to obtain the best net results as described from time to time in the Portfolios' Prospectuses and Statement of Additional Information. The Investment Manager will promptly communicate to the officers and the Trustees of the Trust such information relating to the Trust's investment transactions as they may reasonably request.

It is understood that the Investment Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Portfolios' Prospectuses and Statement of Additional Information.

3. COMPENSATION OF THE INVESTMENT MANAGER. For the services to be rendered by the Investment Manager as provided in this Agreement, the Trust shall pay to the Investment Manager compensation at the rate specified in Schedule B which is attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in Schedule B, to the assets. The fee shall be based on the average daily net assets for the month involved (less any assets of such Portfolios held in non-interest bearing special deposits with a Federal Reserve Bank).

All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

In the event that the Board of Trustees of the Trust shall determine to issue any additional series or classes of shares for which it is proposed that the Investment Manager serve as investment manager, the Trust and the Investment Manager may enter into an Addendum to this Agreement setting forth the name of the series, the applicable fee and such other terms and conditions as are applicable to the management of such series of shares.

4. OTHER EXPENSES. The Investment Manager shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to the

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solicitation o f prospective clients. The Trust shall pay all expenses relating to printing and mailing to existing shareholders prospectuses, statements of additional information, proxy solicitation material and shareholder reports.

5. EXCESS EXPENSES. If the expenses for the Trust for any fiscal year (including fees and other amounts payable to the Investment Manager, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of a Portfolio are qualified for offer and sale, the Investment Manager shall bear such excess cost. However, the Investment Manager will not bear expenses of any Portfolio which would result in the Portfolio' s inability to qualify as a regulated investment company under provisions of the Internal Revenue Code.

Payment of expenses by the Investment Manager pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Investment Manager for such month pursuant to Section 3 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

6. REPORTS. The Trust and the Investment Manager agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7. STATUS OF THE INVESTMENT MANAGER. The services of the Investment Manager to the Trust are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Investment Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act which are prepared or maintained by the Investment Manager on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

9. LIMITATION OF LIABILITY OF INVESTMENT MANAGER. The duties of the Investment Manager shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Investment Manager hereunder. The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Investment Manager" shall include directors, officers, employees and other corporate agents of the Investment Manager as well as the corporation itself).

10. PERMISSIBLE INTERESTS. Trustees, agents and shareholders of the Trust are or may be interested in the Investment Manager (or any successor thereof) as directors, partners, officers, or Members, or otherwise; directors, partners, officers, agents and shareholders of the Investment Manager are or may be interested in the Trust as Trustees, shareholders or otherwise; and the

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Investment Manager (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust my be effected through affiliates of the Investment Manager if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

11. DURATION, AMENDMENT AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, provided, however, that if the shareholders of the Trust fail to approve the Agreement as provided herein, the Investment Manager may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder.

No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of outstanding shares of the Trust as prescribed by the Investment Company Act and by vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Trustees of the Trust to request and evaluate, and the duty of the Investment Manager to furnish, such information as may reasonably be necessary to evaluate the terms of this Agreement and any amendment thereto.

This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust on not less than 30 days nor more than 60 days written notice to the Investment Manager, or by the Investment Manager at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

As used in this Section 11, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

12. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last addressed furnished by the other party to the party giving notice: if to the Trust, 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, Attention:
President, and if to the Investment Manager at 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, Attention: President.

13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable provisions of the Investment Company Act.

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To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

A copy of the Certificate of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

WESTLAKES INSTITUTIONAL                     CONSTELLATION INVESTMENT PORTFOLIOS
MANAGEMENT COMPANY, LP

By: _____________________________           By: ________________________________

Attest: _________________________           Attest: ____________________________

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                         SCHEDULE A DATED ________, 2004
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                              DATED ________, 2004
                                     BETWEEN
                       WESTLAKES INSTITUTIONAL PORTFOLIOS
                                       AND
                 CONSTELLATION INVESTMENT MANAGEMENT COMPANY, LP

                                   PORTFOLIOS

                       High Quality Fixed Income Portfolio

                           BBB Fixed Income Portfolio

                        High Yield Fixed Income Portfolio

                    Core High Quality Fixed Income Portfolio

                            Small Cap Core Portfolio

                              MidCap Core Portfolio

                             MidCap Growth Portfolio

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                       SCHEDULE B DATED ___________, 2004
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                              DATED _________, 2004
                                     BETWEEN
                       WESTLAKES INSTITUTIONAL PORTFOLIOS
                                       AND
                 CONSTELLATION INVESTMENT MANAGEMENT COMPANY, LP

Pursuant to Section 3, the Trust shall pay the Investment Manager compensation at an annual rate as follows:

PORTFOLIO                                  FEE (IN BASIS POINTS)

High Quality Fixed Income Portfolio        0.40% of the average daily net assets

BBB Fixed Income Portfolio                 0.40% of the average daily net assets

High Yield Fixed Income Portfolio          0.45% of the average daily net assets

Core High Quality Fixed Income Portfolio   0.40% of the average daily net assets

Small Cap Core Portfolio                   0.95% of the average daily net assets

MidCap Core Portfolio                      0.90% of the average daily net assets

MidCap Growth Portfolio                    0.85% of the average daily net assets